UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2015

CAREY WATERMARK INVESTORS 2 INCORPORATED
(Exact name of registrant as specified in its charter)

333-196681	46-5765413
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on April 2, 2015, to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b).

Item 9.01 — Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

On April 1, 2015, wholly-owned subsidiaries of Carey Watermark Investors 2 Incorporated (“CWI 2”) completed the acquisition of a 50% controlling interest in a joint venture owning the Marriott Sawgrass Golf Resort and Spa from our affiliate Carey Watermark Investors Incorporated ("CWI 1"), which acquired 100% of the property in October 2014. The 511-room resort is located in Ponte Vedra Beach, Florida.

The Marriott Sawgrass Golf Resort and Spa consolidated financial statements and independent auditor’s reports (i) as of December 31, 2013, and for the year ended December 31, 2013 and for the period from January 1, 2014 through October 2, 2014 and (ii) as of December 31, 2014 and for the period from October 3, 2014 through December 31, 2014 are attached as Exhibit 99.1 and are incorporated by reference herein. The financial statements as of and for the three months ended March 31, 2015 and 2014 are attached as Exhibit 99.2 hereto and are incorporated by reference herein.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.3 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1
Audited consolidated financial statements of Marriott Sawgrass Golf Resort and Spa (i) as of December 31, 2013, and for the year ended December 31, 2013 and for the period from January 1, 2014 through October 2, 2014 and (ii) as of December 31, 2014 and for the period from October 3, 2014 through December 31, 2014

99.2	Unaudited consolidated interim financial statements of Marriott Sawgrass Golf Resort and Spa as of March 31, 2015 and for the three months ended March 31, 2015 and 2014

99.3	Unaudited pro forma condensed consolidated financial information of CWI 2 for the year ended December 31, 2014 and as of and for the three months ended March 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors 2 Incorporated
Date:	June 17, 2015
		By:	/s/ Hisham A. Kader
Hisham A. Kader
Chief Financial Officer and Chief Accounting Officer